Exhibit 10.2

Short-Term Incentive Plan of Alon Goren

2010 STI Goals

Name: Alon Goren	Job Title: CTO & Chairman

Effective Dates of Plan: 1/1/10 – 12/31/10	Business Unit: Central Product Development

STI Potential: 70% of Base Salary	Manager: John Heyman

Goals:

Goal Description	Weight	Payout Timing	Budget (show qtrly if applicable)	Target (show qtrly if applicable)	Comments
Company Operating Income – 67% paid at Budget	67%	Annual	Q1 = N/A Q2 = N/A Q3 = N/A Q4 = N/A Annual = [xxxxxx]*	Q1 = N/A Q2 = N/A Q3 = N/A Q4 = N/A Annual = [xxxxxx]*

Operational objectives as determined by the CEO. This portion of bonus is only paid out if the Operating Income budget is achieved.	33%	Annual

* Filed under an application for confidential treatment.